NEWS RELEASE	Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION

REPORTS THIRD QUARTER EARNINGS FOR 2019

HARRISBURG, PA, October 22, 2019 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), today reported unaudited financial results at and for the three months and nine ended September 30, 2019. Riverview reported net income of $2.3 million, or $0.25 per basic and diluted weighted average common share, for the third quarter of 2019, compared to net income of $2.8 million, or $0.30 per basic and diluted weighted average common share, for the third quarter of 2018. The decrease in the comparable second quarter results was caused primarily by recognizing a higher amount of loan loss provision in 2019.

For the nine months ended September 30, 2019, Riverview reported net income of $3.0 million, or $0.33 per basic and diluted weighted average common share, compared to net income of $8.4 million, or $0.92 per basic and diluted weighted average common share, for the same period last year. The year over year reduction was largely a function of recognizing $1.0 million less of net accretion on acquired assets and assumed liabilities, a $2.2 million nonrecurring executive separation charge and $553 thousand of severance expense to employees that either retired or were separated from service due to branch network consolidations. In addition, the results for the nine months ended September 30, 2019, included $1.6 million of additional loan loss provision compared to the same period in 2018.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measures is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•	The operating efficiency ratio improved to 69.11% for the three months ended September 30, 2019 compared to 79.90% for the prior quarter.

•	Total noninterest expense decreased $1,053 thousand, or 10.0%, during the quarter compared to the quarter ended June 30, 2019.

•	Tax-equivalent interest income increased $523 thousand, or 4.0%, during the quarter compared to the quarter ended June 30, 2019.

•	Interest expense declined $76 thousand, or 3.4%, during the quarter compared to the quarter ended June 30, 2019.

•	Interest-bearing deposit costs declined in the third quarter of 2019 to 0.99% from 1.02% in the second quarter of 2019.

•

Tax-equivalent net interest margin was 4.46% in the third quarter of 2019 compared to 4.15% for the same period last year. Tax-equivalent net interest margin, excluding the impact of purchase accounting, improved to 3.90% in the third quarter of 2019 compared to 3.68% for the same period last year.

•

Continued strength in asset quality as nonperforming assets as a percentage of loans, net, and other real estate owned was 0.66% at the end of the third quarter of 2019, an improvement from 0.81% at December 31, 2018 and 0.91% at September 30, 2018.

•

Book value per share and tangible book value per share increased to $12.77 per share, or 3.8% and $9.75 per share, or 6.3%, respectively, at the end of the third quarter of 2019, compared to the same period last year.

•

Stockholders’ equity as a percentage of total assets improved to 10.57% at the end of the third quarter of 2019 compared to 9.69% at the same period last year. Tangible stockholders’ equity as a percentage of tangible assets increased to 8.28% at September 30, 2019, from 7.41% at September 30, 2018.

We are pleased to report our third quarter results, particularly as they are beginning to demonstrate the impact of our strategic efficiency initiatives,” said Brett D. Fulk, President and Chief Executive Officer. Fulk continued “I am extremely pleased with the effort put forth by our management team to begin the successful execution of cost savings opportunities identified throughout the first half of 2019, leading directly to a 10% reduction in total non-interest expense this quarter compared to the second quarter of this year. To achieve this level of expense reduction we successfully executed initiatives that reduced Salary and Employee Benefits Expense by 10% and Other Expenses by 15% during the third quarter. Additional expense reduction initiatives will be implemented throughout the remainder of 2019, along with certain fee generation initiatives that are anticipated to have a positive material impact on our core operating results.”

Regarding asset quality, Fulk commented “despite elevated loan loss provisions this quarter and year to date compared to 2018, asset quality remains very strong, as evidenced by our low level of delinquent and non-performing loans. Increased provisioning expense during 2019 is the result of identification of increasing national, regional and local economic risks emerging as the current economic cycle continues to age, coupled with efforts to address legacy loans on a “one off” basis, and should not cause readers of our financial results to draw negative conclusions about systemic loan portfolio credit quality risk within our portfolio”. In closing, Fulk stated with respect to balance sheet growth. “It is imperative we continue to expand our earning asset base responsibly. The lack of organic loan balance growth year to date is being addressed by focusing on methods to generate additional opportunities without increasing our risk profile. Some of these methods include expansion into new growth markets during the third quarter through the opening of two full service offices and one limited purpose office, as well as attracting additional asset generation employees to our organization.”

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three months ended September 30 was $11.4 million in 2019 compared to $11.0 million in 2018. The improvement in the tax-equivalent net interest income was attributable to recognizing a greater amount of net accretion on purchased assets and assumed liabilities along with an increase in the tax equivalent net interest margin, offset by a reduction in average loan volumes. Net accretion totaled $1.4 million in the third quarter of 2019 compared to $1.1 million for the same period last year. For the three months ended September 30, the tax-equivalent net interest margin increased to 4.46% in 2019 from 4.15% in 2018. Excluding purchase accounting adjustments, the tax-equivalent net interest margins were 3.90% and 3.68% for the third quarters of 2019 and 2018. The loan portfolio yield on a tax-equivalent basis improved to 5.67% in the third quarter of 2019 compared to 5.24% for the same period last year. The cost of funds increased nine basis points comparing the third quarters of 2019 and 2018. Average loan volume declined $44.3 million to $882.6 million from $926.9 million comparing the three months ended September 30, 2019 and 2018.

For the nine months ended September 30, tax-equivalent net interest income declined $1.0 million to $31.9 million in 2019 from $32.9 million in 2018. The decrease in tax-equivalent net interest income was attributable to declines in average loan balances and reductions in net accretion on purchased assets and assumed liabilities, offset by an improvement in the tax equivalent net interest margin. Loans averaged $885.8 million for the nine months ended September 30, 2019 compared to $935.3 million for the same period last year. For the nine months ended September 30, tax-equivalent net interest margin was 4.18% in 2019 compared to 4.16% in 2018. Adjusting for the recognition of purchase accounting adjustments of $3.0 million and $4.1 million, the tax-equivalent net interest margin would have been 3.78% and 3.64% for the nine months ended September 30, 2019 and 2018. The tax-equivalent yield on earnings assets was 5.04% and the cost of funds was 1.06% in 2019. The tax-equivalent yield on the loan portfolio increased to 5.37% in 2019 compared to 5.19% in 2018. Excluding loan accretion of $2.9 million and $3.8 million included in loan interest income related to acquired loans, the tax-equivalent yield on the loan portfolio would have been 4.94% and 4.65% for the nine months ended September 30, 2019 and 2018. For the nine months ended September 30, investments yielded 3.06% on a tax-equivalent basis in 2019 compared to 2.79% for the same period last year. The cost of deposits increased 20 basis points to 1.00% in 2019 from 0.80% in 2018. The cost of interest-bearing liabilities increased to 1.06% in 2019 from 0.88% in 2018.

For the quarter ended September 30, the provision for loan losses was $1,049 thousand in 2019 compared to $225 thousand for the same period in 2018. The provision for loan losses totaled $2,250 thousand for the nine months ended September 30, 2019, compared to $615 thousand in 2018. The increase in the provision for loan losses in 2019 was influenced by increasing qualitative factors related to weakening economic trends and higher historical loss factors due to an increase in net charge-offs primarily associated with legacy purchased loans.

For the quarter ended September 30, noninterest income totaled $1,960 thousand in 2019, a decrease of $94 thousand from $2,054 thousand in 2018. The decrease in noninterest income for the quarter was due primarily to decreases in services charges, fees and commissions of $138 thousand, and recognizing a net loss on the sale of investment securities of $53 thousand offset partially by an increase of $88 thousand in trust commissions and fees. For the nine months ended September 30, noninterest income decreased to $5,897 thousand in 2019 compared to $6,540 thousand in 2018. The decrease was primarily a result of lower service charges, fees and commissions of $649 thousand and mortgage banking income of $170 thousand offset partially by increases in trust commissions and fees of $184 thousand and wealth management income of $137 thousand.

Noninterest expense increased $90 thousand to $9,431 thousand for the three months ended September 30, 2019, from $9,341 thousand for the same period last year. The increase in noninterest expense for the quarter was due primarily to increases in salaries and employee benefits expense of $200 thousand. The increase in salary and benefits expense was primarily due to accruals of severances associated with staff elimination and the planned branch closures. For the nine months ended September 30, noninterest expense increased to $31,879 thousand in 2019 compared to $28,285 thousand in 2018. The increase was primarily due to $2.2 million in nonrecurring expenses from the execution of an executive separation agreement and $553 thousand of retirement and severance accruals.

BALANCE SHEET REVIEW

Total assets, loans, net, and deposits totaled $1.1 billion, $883.5 million, and $969.6 million at September 30, 2019. For the three months ended September 30, 2019, total assets, loans and deposits decreased $10.4 million, $5.8 million and $10.1 million, respectively. For the nine months ended September 30, 2019, total assets decreased $27.8 million or 2.4%. Year to date, loans, net, decreased $9.7 million comparing the end of the third quarter of 2019 to year-end 2018. Business lending, including commercial and commercial real estate loans, decreased $12.0 million while retail lending, including residential mortgages and consumer loans, decreased $16.7 million during the nine months ended September 30, 2019. For this same period construction lending increased $19.0 million. Loan originations during the first nine months of 2019 represented a more moderate pace as compared to the same period of 2018. The reduction in loan growth was a result of management’s decision to focus on margin discipline on loan originations and an unwavering commitment to maintaining strong credit underwriting standards. Total investments were $106.6 million at September 30, 2019, compared to $104.7 million at December 31, 2018. Total deposits decreased $35.0 million in the nine months ended September 30, 2019, as the softness in loan demand reduced the need to aggressively price deposits along with management’s desire to maintain margins through reducing reliance on interest-bearing deposits. Noninterest-bearing deposits decreased $1.4 million, while interest-bearing deposits decreased $33.6 million. As a percentage of total deposits, noninterest-bearing deposits amounted to 16.6% at September 30, 2019 and 16.2% at December 31, 2018.

Stockholders’ equity totaled $117.3 million, or $12.77 per share, at September 30, 2019, $115.7 million, or $12.62 per share, at June 30, 2019, and $113.9 million, or $12.49 per common share, at December 31, 2018. The increase in equity in the nine months ended September 30, 2019 was due primarily to an change of $2.2 million in accumulated other comprehensive income and net income of $3.0 million offset partially by dividends declared of $2.5 million. Tangible stockholders’ equity per common share increased to $9.75 at September 30, 2019, compared to $9.58 at June 30, 2019 and $9.39 at December 31, 2018. Dividends declared for the third quarter of 2019 amounted to $0.075 per share representing a dividend payout ratio of 2.6% based on the Company’s closing market price on September 30, 2019.

ASSET QUALITY REVIEW

Nonperforming assets were $5.8 million, or 0.66% of loans, net, and foreclosed assets at September 30, 2019 compared to $7.2 million or 0.81% at December 31, 2018. Adjusting for accruing restructured loans, nonperforming assets were $3.1 million, or 0.35% of loans, net and foreclosed assets at September 30, 2019, and $4.3 million, or 0.48%, at December 31, 2018. The allowance for loan losses equaled $7.1 million, or 0.80%, of loans, net, at September 30, 2019, compared to $6.4 million, or 0.71%, at December 31, 2018. Adding accounting marks for purchased credit impaired loans to the allowance for loan losses would result in a ratio of 0.94% as a percentage of loans, net at September 30, 2019. The coverage ratio, allowance for loan losses as a percentage of nonperforming assets, was 122.2% at September 30, 2019 versus 88.1% at December 31, 2018. Excluding accruing restructured loans, the coverage ratio would be 227.9% at September 30, 2019. Loans charged-off, net of recoveries, for the nine months ended September 30, 2019, equaled $1,501 thousand, compared to $154 thousand for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 28 community banking offices and four limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth and Trust Management divisions of Riverview Bank, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As a regulated financial institution, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and Core net income ratios. The reported results for the three and nine months ended September 30, 2019 and 2018, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2019	2019	2019	2018	2018
Key performance data:
Per common share data:
Net income (loss)	$0.25	$0.16	$(0.08)	$0.27	$0.30
Core net income (1)	$0.25	$0.16	$0.12	$0.27	$0.30
Cash dividends declared	$0.08	$0.10	$0.10	$0.10	$0.10
Book value	$12.77	$12.62	$12.40	$12.49	$12.30
Tangible book value (1)	$9.75	$9.58	$9.33	$9.39	$9.17
Market value:
High	$11.68	$11.44	$13.00	$14.29	$14.40
Low	$9.90	$10.50	$10.90	$10.11	$12.56
Closing	$11.68	$10.50	$11.50	$10.90	$13.60
Market capitalization	$107,252	$96,261	$105,278	$99,425	$123,905
Common shares outstanding	9,182,565	9,167,670	9,154,599	9,121,555	9,110,676
Selected ratios:
Return on average stockholders’ equity	7.62%	5.00%	(2.46)%	8.64%	9.89%
Core return on average stockholders’ equity (1)	7.76%	5.00%	3.93%	8.78%	10.01%
Return on average tangible stockholders’ equity (1)	9.97%	6.61%	(3.27)%	11.52%	13.29%
Core return on average tangible stockholders’ equity (1)	10.16%	6.61%	5.23%	11.70%	13.44%
Tangible stockholders’ equity to tangible assets (1)	8.28%	8.04%	7.69%	7.72%	7.41%
Return on average assets	0.81%	0.51%	(0.25)%	0.86%	0.96%
Core return on average assets (1)	0.82%	0.51%	0.39%	0.87%	0.97%
Stockholders’ equity to total assets	10.57%	10.33%	9.97%	10.01%	9.69%
Efficiency ratio (2)	69.11%	79.90%	100.74%	76.11%	69.89%
Nonperforming assets to loans, net, and foreclosed assets	0.66%	0.56%	0.68%	0.81%	0.91%
Net charge-offs to average loans, net	0.43%	0.05%	0.20%	0.05%	0.07%
Allowance for loan losses to loans, net	0.80%	0.79%	0.74%	0.71%	0.71%
Earning assets yield (FTE) (3)	5.31%	5.07%	4.73%	5.13%	4.93%
Cost of funds	1.05%	1.07%	1.06%	1.02%	0.96%
Net interest spread (FTE) (3)	4.26%	4.00%	3.67%	4.11%	3.97%
Net interest margin (FTE) (3)	4.46%	4.20%	3.86%	4.30%	4.15%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Nine Months Ended	Sep 30 2019	Sep 30 2018
Interest income:
Interest and fees on loans:
Taxable	$34,651	$35,424
Tax-exempt	722	699
Interest and dividends on investment securities:
Taxable	2,113	1,616
Tax-exempt	159	243
Dividends
Interest on interest-bearing deposits in other banks	647	361
Interest on federal funds sold		20
Total interest income	38,292	38,363
Interest expense:
Interest on deposits	6,199	5,162
Interest on short-term borrowings		30
Interest on long-term debt	392	562
Total interest expense	6,591	5,754
Net interest income	31,701	32,609
Provision for loan losses	2,250	615
Net interest income after provision for loan losses	29,451	31,994
Noninterest income:
Service charges, fees and commissions	3,497	4,146
Commissions and fees on fiduciary activities	855	671
Wealth management income	709	572
Mortgage banking income	357	527
Life insurance investment income	574	584
Net gain (loss) on sale of investment securities available-for-sale	(95)	40
Total noninterest income	5,897	6,540
Noninterest expense:
Salaries and employee benefits expense	18,572	15,575
Net occupancy and equipment expense	3,174	3,142
Amortization of intangible assets	582	656
Net cost of operation of other real estate owned	20	30
Other expenses	9,531	8,882
Total noninterest expense	31,879	28,285
Income before income taxes	3,469	10,249
Income tax expense (benefit)	456	1,863
Net income	$3,013	$8,386
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$2,703	$(1,539)
Reclassification adjustment for (gain) loss included in net income	95	(40)
Change in pension liability
Income tax expense (benefit) related to other comprehensive income (loss)	588	(331)
Other comprehensive income (loss), net of income taxes	2,210	(1,248)
Comprehensive income	$5,223	$7,138
Per common share data:
Net income:
Basic	$0.33	$0.92
Diluted	$0.33	$0.92
Average common shares outstanding:
Basic	9,159,281	9,089,636
Diluted	9,172,015	9,143,041
Cash dividends declared	$0.28	$0.20

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sep 30 2018
Interest income:
Interest and fees on loans:
Taxable	$12,283	$11,680	$10,688	$12,309	$11,957
Tax-exempt	259	233	230	231	230
Interest and dividends on investment securities available-for-sale:
Taxable	641	732	740	660	551
Tax-exempt	43	47	69	77	80
Dividends
Interest on interest-bearing deposits in other banks	200	216	231	214	181
Interest on federal funds sold
Total interest income	13,426	12,908	11,958	13,491	12,999
Interest expense:
Interest on deposits	2,027	2,099	2,073	2,027	1,885
Interest on short-term borrowings
Interest on long-term debt	127	131	134	184	194
Total interest expense	2,154	2,230	2,207	2,211	2,079
Net interest income	11,272	10,678	9,751	11,280	10,920
Provision for loan losses	1,049	618	583		225
Net interest income after provision for loan losses	10,223	10,060	9,168	11,280	10,695
Noninterest income:
Service charges, fees and commissions	1,129	1,315	1,053	1,551	1,267
Commissions and fees on fiduciary activities	314	281	260	244	226
Wealth management income	226	236	247	239	199
Mortgage banking income	151	100	106	114	168
Life insurance investment income	193	194	187	192	194
Net gain (loss) on sale of investment securities available-for-sale	(53)		(42)
Total noninterest income	1,960	2,126	1,811	2,340	2,054
Noninterest expense:
Salaries and employee benefits expense	5,232	5,830	7,510	6,489	5,032
Net occupancy and equipment expense	1,041	1,044	1,089	1,011	1,008
Amortization of intangible assets	194	194	194	212	215
Net cost (benefit) of operation of other real estate owned	(15)	(92)	127	18	29
Other expenses	2,979	3,508	3,044	2,910	3,057
Total noninterest expense	9,431	10,484	11,964	10,640	9,341
Income (loss) before income taxes	2,752	1,702	(985)	2,980	3,408
Income tax expense (benefit)	486	268	(298)	508	620
Net income (loss)	$2,266	$1,434	$(687)	$2,472	$2,788
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$(256)	$1,936	$1,023	$527	$(576)
Reclassification adjustment for (gain) loss included in net income	53		42
Change in pension liability				(265)
Income tax expense (benefit) related to other comprehensive income (loss)	(42)	406	224	54	(121)
Other comprehensive income (loss), net of income taxes	(161)	1,530	841	208	(455)
Comprehensive income (loss)	$2,105	$2,964	$154	$2,680	$2,333
Per common share data:
Net income (loss):
Basic	$0.25	$0.16	$(0.08)	$0.27	$0.30
Diluted	$0.25	$0.16	$(0.08)	$0.27	$0.30
Average common shares outstanding:
Basic	9,173,901	9,160,290	9,143,316	9,115,450	9,100,616
Diluted	9,181,076	9,172,992	9,143,316	9,163,855	9,156,931
Cash dividends declared	$0.08	$0.10	$0.10	$0.10	$0.10

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Sep 30 2019	June 30 2019	Mar 31 2019	Dec 31 2018	Sep 30 2018
Net interest income:
Interest income
Loans, net:
Taxable	$12,283	$11,680	$10,688	$12,309	$11,957
Tax-exempt	328	295	291	292	291
Total loans, net	12,611	11,975	10,979	12,601	12,248
Investments:
Taxable	641	732	740	660	551
Tax-exempt	54	60	87	97	102
Total investments	695	792	827	757	653
Interest on interest-bearing balances in other banks	200	216	231	214	181
Federal funds sold
Total interest income	13,506	12,983	12,037	13,572	13,082
Interest expense:
Deposits	2,027	2,099	2,073	2,027	1,885
Short-term borrowings
Long-term debt	127	131	134	184	194
Total interest expense	2,154	2,230	2,207	2,211	2,079
Net interest income	$11,352	$10,753	$9,830	$11,361	$11,003
Yields on earning assets:
Loans, net:
Taxable	5.77%	5.49%	5.09%	5.60%	5.32%
Tax-exempt	3.47%	3.41%	3.34%	3.26%	3.25%
Total loans, net	5.67%	5.41%	5.02%	5.51%	5.24%
Investments:
Taxable	2.90%	3.07%	3.09%	3.00%	2.82%
Tax-exempt	4.08%	3.67%	3.15%	2.92%	2.83%
Total investments	2.96%	3.11%	3.10%	2.99%	2.82%
Interest-bearing balances with banks	2.31%	2.36%	2.54%	2.08%	2.14%
Federal funds sold
Total earning assets	5.31%	5.07%	4.73%	5.13%	4.93%
Costs of interest-bearing liabilities:
Deposits	0.99%	1.02%	1.01%	0.95%	0.88%
Short-term borrowings
Long-term debt	7.26%	7.59%	7.87%	5.95%	5.89%
Total interest-bearing liabilities	1.05%	1.07%	1.06%	1.02%	0.96%
Net interest spread	4.26%	4.00%	3.67%	4.11%	3.97%
Net interest margin	4.46%	4.20%	3.86%	4.30%	4.15%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sep 30 2018
Assets:
Cash and due from banks	$13,108	$11,354	$12,278	$16,708	$13,310
Interest-bearing balances in other banks	16,733	29,621	55,823	37,108	43,505
Federal funds sold
Investment securities available-for-sale	106,637	100,254	100,684	104,677	97,102
Loans held for sale	336	170	695	637	598
Loans, net	883,506	889,305	878,070	893,184	915,529
Less: allowance for loan losses	7,097	7,002	6,486	6,348	6,472
Net loans	876,409	882,303	871,584	886,836	909,057
Premises and equipment, net	18,115	18,144	18,355	18,208	18,427
Accrued interest receivable	2,751	2,870	3,018	3,010	3,066
Goodwill	24,754	24,754	24,754	24,754	24,754
Other intangible assets, net	2,927	3,121	3,315	3,509	3,721
Other assets	47,989	47,607	48,206	42,156	43,193
Total assets	$1,109,759	$1,120,198	$1,138,712	$1,137,603	$1,156,733
Liabilities:
Deposits:
Noninterest-bearing	$161,211	$160,407	$164,880	$162,574	$162,385
Interest-bearing	808,372	819,293	836,149	842,019	858,379
Total deposits	969,583	979,700	1,001,029	1,004,593	1,020,764
Short-term borrowings
Long-term debt	6,951	6,932	6,912	6,892	13,019
Accrued interest payable	432	445	475	484	503
Other liabilities	15,538	17,443	16,806	11,724	10,416
Total liabilities	992,504	1,004,520	1,025,222	1,023,693	1,044,702
Stockholders’ equity:
Common stock	101,807	101,644	101,500	101,134	100,999
Capital surplus	300	304	307	332	356
Retained earnings	15,557	13,978	13,461	15,063	13,503
Accumulated other comprehensive income (loss)	(409)	(248)	(1,778)	(2,619)	(2,827)
Total stockholders’ equity	117,255	115,678	113,490	113,910	112,031
Total liabilities and stockholders’ equity	$1,109,759	$1,120,198	$1,138,712	$1,137,603	$1,156,733

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sep 30 2018
Assets:
Loans, net:
Taxable	$845,103	$853,329	$851,515	$872,615	$891,455
Tax-exempt	37,523	34,714	35,298	35,501	35,478
Total loans, net	882,626	888,043	886,813	908,116	926,933
Investments:
Taxable	87,753	95,577	97,041	87,249	77,573
Tax-exempt	5,257	6,558	11,215	13,198	14,288
Total investments	93,010	102,135	108,256	100,447	91,861
Interest-bearing balances with banks	34,323	36,780	36,953	40,787	33,553
Federal funds sold
Total earning assets	1,009,959	1,026,958	1,032,022	1,049,350	1,052,347
Other assets	101,242	99,923	97,628	95,000	97,377
Total assets	$1,111,201	$1,126,881	$1,129,650	$1,144,350	$1,149,724
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$810,430	$829,003	$835,687	$847,867	$850,492
Noninterest-bearing	159,320	159,069	156,735	159,758	163,142
Total deposits	969,750	988,072	992,422	1,007,625	1,013,634
Short-term borrowings
Long-term debt	6,942	6,922	6,902	12,268	13,060
Other liabilities	16,581	16,944	17,006	10,973	11,208
Total liabilities	993,273	1,011,938	1,016,330	1,030,866	1,037,902
Stockholders’ equity	117,928	114,943	113,320	113,484	111,822
Total liabilities and stockholders’ equity	$1,111,201	$1,126,881	$1,129,650	$1,144,350	$1,149,724

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sep 30 2018
At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,927	$2,165	$2,643	$2,729	$2,780
Accruing restructured loans	2,692	2,715	2,731	2,913	4,663
Accruing loans past due 90 days or more	100	52	122	839	225
Foreclosed assets	87	86	461	721	668
Total nonperforming assets	$5,806	$5,018	$5,957	$7,202	$8,336
Three months ended:
Allowance for loan losses:
Beginning balance	$7,002	$6,486	$6,348	$6,472	$6,401
Charge-offs	985	142	520	166	189
Recoveries	31	40	75	42	35
Provision for loan losses	1,049	618	583		225
Ending balance	$7,097	$7,002	$6,486	$6,348	$6,472

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended:	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sep 30 2018
Core net income (loss) per common share:
Net income (loss)	$2,266	$1,434	$(687)	$2,472	$2,788
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(42)		(33)
Add: Acquisition related expenses, net of tax				39	33
Add: Executive separation expense, net of tax			1,752
Net income (loss) Core	$2,308	$1,434	$1,098	$2,511	$2,821
Average common shares outstanding	9,173,901	9,160,290	9,143,316	9,115,450	9,100,616
Core net income (loss) per common share	$0.25	$0.16	$0.12	$0.27	$0.30
Tangible book value:
Total stockholders’ equity	$117,255	$115,678	$113,490	$113,910	$112,031
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	2,927	3,121	3,315	3,509	3,721
Total tangible stockholders’ equity	$89,574	$87,803	$85,421	$85,647	$83,556
Common shares outstanding	9,182,565	9,167,670	9,154,599	9,121,555	9,110,676
Tangible book value per share	$9.75	$9.58	$9.33	$9.39	$9.17
Tangible stockholders’ equity to tangible assets:
Total stockholders’ equity	$117,255	$115,678	$113,490	$113,910	$112,031
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	2,927	3,121	3,315	3,509	3,721
Total tangible stockholders’ equity	$89,574	$87,803	$85,421	$85,647	$83,556
Total assets	$1,109,759	$1,120,198	$1,138,712	$1,137,603	$1,156,733
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	2,927	3,121	3,315	3,509	3,721
Total tangible assets	$1,082,078	$1,092,323	$1,110,643	$1,109,340	$1,128,258
Tangible stockholders’ equity to tangible assets	8.28%	8.04%	7.69%	7.72%	7.41%
Core return on average stockholders’ equity:
Net income (loss) GAAP	$2,266	$1,434	$(687)	$2,472	$2,788
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(42)		(33)
Add: Acquisition related expenses, net of tax				39	33
Add: Executive separation expense, net of tax			1,752
Net income (loss) Core	$2,308	$1,434	$1,098	$2,511	$2,821
Average stockholders’ equity	$117,928	$114,943	$113,320	$113,484	$111,822
Core return on average stockholders’ equity	7.76%	5.00%	3.93%	8.78%	10.01%
Return on average tangible equity:
Net income (loss) GAAP	$2,266	$1,434	$(687)	$2,472	$2,788
Average stockholders’ equity	$117,928	$114,943	$113,320	$113,484	$111,822
Less: average intangibles	27,775	27,968	28,164	28,365	28,578
Average tangible stockholders’ equity	$90,153	$86,975	$85,156	$85,119	$83,244
Return on average tangible stockholders’ equity	9.97%	6.61%	(3.27)%	11.52%	13.29%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended:	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sep 30 2018
Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$2,266	$1,434	$(687)	$2,472	$2,788
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(42)		(33)
Add: Acquisition related expenses, net of tax				39	33
Add: Executive separation expense, net of tax			1,752
Net income (loss) Core	$2,308	$1,434	$1,098	$2,511	$2,821
Average stockholders’ equity	$117,928	$114,943	$113,320	$113,484	$111,822
Less: average intangibles	27,775	27,968	28,164	28,365	28,578
Average tangible stockholders’ equity	$90,153	$86,975	$85,156	$85,119	$83,244
Core return on average tangible stockholders’ equity	10.16%	6.61%	5.23%	11.70%	13.44%
Core return on average assets:
Net income (loss) GAAP	$2,266	$1,434	$(687)	$2,472	$2,788
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(42)		(33)
Add: Acquisition related expenses, net of tax				39	33
Add: Executive separation expense, net of tax			1,752
Net income (loss) Core	$2,308	$1,434	$1,098	$2,511	$2,821
Average assets	$1,111,201	$1,126,881	$1,129,650	$1,144,350	$1,149,724
Core return on average assets	0.82%	0.51%	0.39%	0.87%	0.97%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Nine months ended:	Sep 30 2019	Sep 30 2018
Core net income per common share:
Net income	$3,013	$8,386
Adjustments:
Less: Gains (loss) on sale of investment securities, net of tax	(75)	31
Add: Acquisition related expenses, net of tax		398
Add: Executive separation expense, net of tax	1,752
Net income - core	$4,840	$8,753
Average common shares outstanding	9,159,281	9,089,636
Core net income (loss) per common share	$0.53	$0.96